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                                                                     Exhibit 8.1

                                 April 20, 2004

American Express Receivables Financing Corporation II
200 Vesey Street, Room 138
Mail Stop 01-31-12
New York, New York 10285

American Express Receivables Financing Corporation III LLC
4315 South 2700 West, Room 1900
Mail Stop 02-01-50
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation IV LLC
4315 South 2700 West, Room 1100
Mail Stop 02-01-56
Salt Lake City, Utah 84184

Re: American Express Credit Account Master Trust,
    Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III") and American Express Receivables Financing Corporation IV LLC ("RFC IV") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Asset Backed Certificates (the "Certificates") representing an undivided interest in the American Express Credit Account Master Trust (the "Trust"). The Certificates are to be issued pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of April 16, 2004, among RFC II, RFC III, RFC IV, American Express Travel Related Services Company, Inc., as servicer and The Bank of New York, as trustee.

         We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary-Tax Status" and "Tax Matters," to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects and we hereby confirm the opinions set forth under such headings.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Tax Matters" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,


                                      /s/ Orrick, Herrington & Sutcliffe LLP
                                      Orrick, Herrington & Sutcliffe LLP